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                                                                   Exhibit 10.11



     1. PARTIES. THIS LEASE, is entered into on this 14th day of May, 1991, between The John A. & Susan R. Sobrato 1979 Revocable Trust and Aehr Test Systems, Inc., a California Corporation, hereinafter called, respectively, "Landlord" and "Tenant".

     2. PREMISES. Landlord hereby leases to Tenant, and Tenant leases from Landlord, those certain Premises with the appurtenances, situated in the City of Mountain View, County of Santa Clara, State of California, and more particularly described as follows, to-wit:

          That certain real property commonly known and designated as 1667 Plymouth Street (APN 116-13-17, 116-13-21 AND 116-09-22)
          containing a building (the "Building") consisting of 61,364 square feet as outlined in red on EXHIBIT "A" attached hereto and incorporated herein by reference.

     3.   USE.  Tenant shall use the Premises only for legally permitted uses.

     4. TERM AND RENTAL. The term (the "Lease Term") shall be for ninety-six (96) months, commencing on the "Commencement Date" as defined in subparagraph 7.T of this Lease and ending ninety-six months thereafter (the "Expiration Date"), unless sooner terminated pursuant to the terms hereof. Tenant shall pay as monthly rent for the Premises the following amounts:

            PERIOD                                          MONTHLY RENT
--------------------------------------------------     ------------------------
Commencement Date - lst Anniversary                    $0 per month
of Commencement Date (12 months)

1st Anniversary of Commencement  Date through 5th      $79,773.20  per month
Anniversary of Commencement Date (48 Months)

5th Anniversary of Commencement Date through           $85,909.60 per month
Expiration Date (36 months)

     Monthly rent shall be due on or before the first day of each calendar month during the Lease Term. Said rental shall be paid in lawful money of the United States of America, without offset or deduction except as set forth in this Lease, and shall be paid to Landlord at such place or places as may be designated from time to time in writing by Landlord. Rent for any period less than a calendar month shall be prorated based on a thirty (30) day month.

     5.   A.   SECURITY DEPOSIT.  Within three (3) business days after both parties' execution of this Lease, Tenant shall deposit with Landlord the sum of Sixty Seven Thousand Four Hundred Eighty-Five Dollars ($67,485) as a security deposit. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to payment of rent or other charges, Landlord may, to the extent reasonably necessary to remedy Tenant's default, use all or any part of said deposit for the payment of rent or other charges in default or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated. Said deposit shall be returned to Tenant within thirty (30) days after the expiration or earlier termination of the Lease Term, less any amount deducted in accordance with this paragraph, together with Landlord's written notice itemizing the amounts and purposes for such retention. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest.

          B. LETTER OF CREDIT: Notwithstanding the provisions of paragraph 5.A, Landlord agrees that in lieu of a cash security deposit, Tenant may deposit a letter of credit in a form reasonably acceptable to Landlord. Landlord shall be entitled to draw against the letter of credit at any time that Tenant has committed a default under this Lease as defined in paragraph 22, provided that Landlord certifies to the issuer of the letter of credit under penalty of perjury that Tenant is in default under the Lease. Tenant shall keep the letter of credit in effect during the entire Lease Term, as the same may be extended, plus a period of four (4) weeks thereafter. At least sixty (60) days prior to expiration of any letter of credit, the term thereof shall be renewed or extended. Subject to Tenant's cure rights under Paragraph 22, Tenant's failure to so renew or extend the letter of credit shall be a material default of this Lease by Tenant. If Landlord draws against the letter of credit, Tenant shall replenish the existing letter of credit or cause a new letter of credit to be issued such that the aggregate amount of letters of credit available to Landlord at all times during the Lease Term is the amount of the security deposit originally required.

     6. LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after receipt by Tenant of written notice specifying that Landlord has failed to receive the amount in question, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, which shall be due and payable with the payment then delinquent. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

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     7.   CONSTRUCTION AND POSSESSION.

          A. DEFINITIONS: As used in this paragraph 7, the following terms shall have the following meanings:

               1. ARCHITECT: The term "Architect" shall mean Dennis Kobza & Associates.

               2.   BUILDING SHELL:  The term "Building Shell" shall mean
(i) the one story Building containing 61,364 square feet of floor space as shown on those certain plans and specifications prepared by the Architect (the "Building Shell Plans"); (ii) all parking areas, driveways, sidewalks, site utility installations, exterior lighting, irrigation systems, landscaping, and other outside area improvements specified on the Building Shell Plans; (iii) all other on-site and off-site improvements required by any governmental agency as a condition of its issuance of any approval for construction of the Building Shell; and (iv) those modifications set forth in Exhibit "B" hereto and incorporated herein by reference.

               3. FINAL TENANT IMPROVEMENT PLANS: The term "Final Tenant Improvement Plans" shall mean those plans, specifications, and working drawings for the Tenant Improvements prepared and approved by the parties in accordance with this paragraph 7.

               4. PRELIMINARY TENANT IMPROVEMENT PLANS: The term "Preliminary Tenant Improvement Plans" shall mean those plans and specifications for the Tenant Improvements prepared and approved by the parties in accordance with this paragraph 7.

               5. TENANT IMPROVEMENTS: The term "Tenants Improvements" shall mean all partitions, windows, walls, wall coverings, HVAC equipment, lighting, ceilings, utility fixtures and other improvements and fixtures, installed in the Building Shell to the extent that such improvements and fixtures are specified on the Final Tenant Improvement Plans and to the extent such improvements are not shown on the Building Shell Plans. Without limiting the generality of the foregoing, the Tenant Improvements shall also include the following: (i) water drains for water cooled systems to be used by Tenant, (ii) the cement pad for Tenant's generator, (iii) cement trash compactor pad, and (iv) exterior security fencing.

               6. TENANT IMPROVEMENT ALLOWANCE/MOVING ALLOWANCE: The term "Tenant Improvement Allowance" shall mean One Million Five Hundred Thirty Four Thousand Dollars ($1,534,000), which Landlord must contribute for construction of Tenant Improvements. The term "Moving Allowance" shall mean Sixty-One Thousand Three Hundred Sixty-Four Dollars ($61,364). Tenant may use the Moving Allowance for all of Tenant's moving and relocation expenses including without limitation the following: (i) the purchase of new furniture, (ii) transportation costs, (iii) the costs of installing telephone systems and computer cabling.
The Tenant Improvement Allowance shall be reduced by the amount of the Moving Allowance used by Tenant.

               7. TENANT IMPROVEMENT COSTS: The term "Tenant Improvement Costs" shall mean the lesser of (a) the Tenant Improvement Cost Estimate, or
(b) the sum of the following: (i) payments to third party contractors, subcontractors and materialman for the construction of the Tenant Improvements;
(ii) reasonable fees paid to architects, engineers and other construction professionals (other than employees of Landlord or of entities in any way affiliated with Landlord) for services required in connection with the design and construction of the Tenant Improvements; (iii) fees paid to architects, space planners, designers, inspectors and other construction professionals in connection with the design of the Tenant Improvements; (iv) utility connection charges incurred by Tenant; (v) permit and license fees paid for use and occupancy permits required for Tenant to occupy the Premises; (vi) the amounts paid to governmental authorities or agencies for inspections and issuance of building permits and approvals for the Improvements (but not that portion of such amounts applicable to, or based on the value of, the Building Shell);
(vii) a development fee (in lieu of any general conditions, overhead, profit or other fee) equal to eight percent (8%) of Tenant Improvement Costs. In no event shall Tenant Improvement Costs include (herein "Excluded Costs"): (i) charges and expenses for changes to either the Building Shell Plans or the Final Tenant Improvement Plans which have not been approved by Tenant in writing; (ii) wages, labor and overhead for overtime and premium time unless approved by Tenant in writing in Tenant's discretion; (iii) additional costs and expenses incurred by Landlord on account of any contractor's or subcontractor's default or construction defects; (iv) interest and fees for construction financing;
(v) off-site management or other general overhead costs incurred by Landlord;
(vi) bond premiums; (vii) costs for which Landlord has a right of reimbursement from others (including, without limitation, insurers and warrantors); (viii) the cost of bringing the Building Shell and surrounding lot into compliance with applicable building codes, environmental laws, or other statutes, laws, rules and regulations; (ix) costs of management, design and all other services provided by employees or affiliates of Landlord and the cost of any administration, profit and overhead for Landlord or any of its employees or affiliates in excess of the developer's fee mentioned above; (x) costs incurred as a result of delays caused by the acts or omissions of Landlord or its employees, agents, contractors or subcontractors; (xi) any expense or cost which is not required to be incurred in order to complete construction of the Tenant Improvements; (xii) any costs associated with the design or construction of the Building Shell; (xiii) any cost associated with a casualty or Act of God; and
(xiv) any costs associated with the removal of Hazardous Materials (as defined in paragraph 18) or asbestos from the Building or Premises. All of the foregoing "Excluded Costs" shall be the sole obligation of Landlord.

     8. TENANT IMPROVEMENT COST ESTIMATE: The term "Tenant Improvement Cost Estimate" shall mean the total estimated cost of constructing the Tenant Improvements prepared and approved by Landlord and Tenant in accordance with this paragraph 7, as modified by change orders approved by Tenant in accordance with this paragraph 7. The Tenant Improvement Cost Estimate may contain a contingency reserve of one and one-half percent (1 1/2%) of the Tenant Improvement Costs. If such contingency reserve is not used by Landlord due to unforeseen conditions related to the construction of the Tenant Improvements, such contingency reserve shall not be a part of the Tenant Improvement Costs.

     9. SUBSTANTIAL COMPLETION: The term "Substantial Completion" shall mean that (i) all necessary governmental approvals for occupancy of the Building have been obtained (including, if applicable, a certificate of occupancy); (ii) the Premises fully meet the Final Tenant Improvement Plans and the Building Shell Plans approved by Tenant; (iii) the Premises are in a "broom clean" finished condition; (iv) all utilities be supplied to the Premises are hooked up and available for use by Tenant; (v) Tenant has had fourteen (14) days to install its trade fixtures in the Building pursuant to subparagraph 7.N below;
(vi) Landlord has completed the Building Shell, including any modifications thereto described in EXHIBIT "B"; (vii) the Architect has certified that the Premises have been completed in accordance with the Final Tenant Improvement Plans; (viii) all incomplete or defective construction which interferes with Tenant's use of the Premises has been remedied and repaired, subject only to the completion of minor "punch list" items not interfering with Tenant's use of the Premises; and (ix) Landlord has offered to deliver possession of the Premises to Tenant.

          B. PRELIMINARY PLANS FOR INTERIOR IMPROVEMENTS: Landlord and Tenant have agreed upon preliminary space plans for the Tenant Improvements which are attached hereto as EXHIBIT "C" (the "Preliminary Tenant Improvement Plans"). Landlord has provided Tenant with a preliminary cost estimate based upon the Preliminary Tenant Improvement Plans.

          C. FINAL TENANT IMPROVEMENT PLANS AND COST ESTIMATE: Tenant shall cooperate with the Architect to that the Architect may prepare and deliver to Landlord proposed final plans, specifications and working drawings for the Tenant Improvements by May 20, 1991. Landlord shall submit any reasonable objections to the proposed final plans, specifications and working drawings to Tenant in writing within fourteen (14) days after Landlord's receipt of same and shall submit a proposed tenant improvement cost estimate for the Tenant Improvements shown on the proposed final plans, specifications and working drawings, as amended by the changes reasonably made by Landlord. If Tenant disapproves the cost estimate or the proposed final plans with Landlord's modifications in any respect, then within seven (7) days following receipt of the proposed final plans and cost estimate, Tenant may deliver to Landlord its written proposal for the changes necessary, in Tenant's opinion, to satisfy Tenant's objections or to reduce costs. If Tenant proposes changes to the proposed final plans for the Tenant Improvements, Landlord shall not unreasonably withhold its approval of such change and the parties shall confer and negotiate in good faith to reach agreement on specific required modifications to the proposed final plans and costs estimate as a consequence of such change. If Tenant believes that the cost estimate is incorrect, it may require that all or any portion of the work be submitted for competitive bids. The final plans, modified for changes proposed by Tenant and approved by Landlord pursuant to this paragraph, shall be the approved Final Tenant Improvement Plans and the cost estimate approved by Tenant shall be the Tenant Improvement Cost Estimate for the purposes of this Addendum.

          D. TERMINATION: Tenant shall have the right in Tenant's discretion to terminate this Lease by delivery of written notice within five (5) days of Tenant's receipt of the final plans to Landlord if both (i) the final cost estimate for the final plans exceeds twenty-five dollars and fifty cents ($25.50) per square foot, and (ii) the final plans are consistent in scope with the Preliminary Tenant Improvement Plans.

          E. APPLICATION FOR APPROVALS: As soon as the Final Tenant Improvement Plans are approved by Landlord and Tenant, Landlord shall submit the approved Final Tenant Improvement Plans to all appropriate governmental agencies for their approval and issuance of all required permits. Landlord shall use its best efforts to obtain all governmental approvals and permits necessary for construction of the Premises in accordance with the Final Tenant Improvement Plans on or before July 15, 1991. Landlord and Tenant shall initial the Final Tenant Improvement Plans immediately after all governmental approvals and permits have been obtained and shall append the approved Final Tenant Improvement Plans and Tenant Improvement Cost Estimate to this Lease.

          F. CHANGES TO PLANS: After the Final Tenant Improvement Plans have been approved by Landlord and Tenant as provided above, neither party shall have the right to require extra work or make any modifications with respect to the construction of the Tenant Improvements, without the prior written consent of the other party as to (i) the change, (ii) any estimated delay in the scheduled completion date of the Premises caused by the change, and (iii) any modification to the Tenant Improvement Cost Estimate as a consequence of the change.
Landlord shall not unreasonably withhold or delay its consent to changes or extra work proposed by Tenant with respect to the Tenant Improvements and, if the change will not materially modify the exterior appearance of the Building Shell, then Landlord also shall not unreasonably withhold its consent to change in the Building Shell. Tenant may withhold its consent, in its discretion, to any change in the Final Tenant Improvement Plans or the Tenant Improvement Cost Estimate.

          G. GENERAL CONTRACTOR: Landlord shall serve as the general contractor for construction of the Tenant Improvements. Landlord shall cause each subcontract to be competitively bid by three contractors for construction of the Tenant Improvements. The contractors to whom such work shall be competitively bid shall be selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld. All bids shall be opened simultaneously. All work shall be awarded based upon the lowest bid submitted unless agreed in writing by Tenant. Notwithstanding Tenant's right to approve the subcontractors, each subcontractor is a contractor only of Landlord and Tenant shall have no liability to the subcontractor under any subcontract or otherwise with respect to the Building.

          H. LANDLORD'S OBLIGATION TO CONSTRUCT: As soon as the Final Tenant Improvement Plans have been approved, all necessary governmental approvals and permits have been obtained, and the bids have been accepted, Landlord shall cause construction of the Tenant Improvements to be commenced and diligently prosecuted to completion, so that the Premises will be Substantially Complete as soon as possible.

          I. SCHEDULE OF CRITICAL DATES: Set forth in this paragraph is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations regarding the construction of the Building Shell and the Interior Improvements (the "Schedule of Performance"). Landlord and Tenant shall each be obligated to use reasonable efforts to perform their respective obligations within the time periods set forth in this Schedule of Performance and elsewhere in this Construction Addendum. The Schedule of Performance is as follows:

                                                                 DATE
                                                             (Days After
                    ACTION                                  Another Event
--------------------------------------------------     -------------------------

1.   Tenant Submits Proposed Final Interior Plans      On or before May 20, 1991

2.   Landlord Submits Reasonable Objections to         14 days after Item 1
     Proposed Final Tenant Improvement Plans and
     Submits Proposed Tenant Improvement Cost
     Estimate Based On Bids

3.   Tenant Modifies Plans To Reduce Tenant            7 days after Item 2
     Improvement Cost Estimate, or to Resolve
     Tenant's Objections if required or Tenant so elects

4.   Landlord Rebids Tenant Improvement Cost, if       7 days after Item 3
     appropriate, and Submits Revised Tenant
     Improvement Cost Estimate To Tenant

5.   Parties Finally Approve Final Tenant              June 15, 1991
     Improvement Plans

6.   Issuance Of All Construction Permits For          July 15, 1991
     Landlord's

7.   Last Date For Issuance Of All Construction        October 1, 1991
     Permits (or Tenant may terminate this Lease in accordance with this paragraph 7)

8.   Scheduled Substantial Completion Date             September 30, 1991

9.   Last Date For Delivery of Premises                March 15, 1992
     Substantially Complete (or Tenant may
     terminate as set forth in this paragraph 7)

     J. DELIVERY OF POSSESSION: When the Premises are Substantially Complete, Landlord shall deliver possession of the Premises to Tenant. However, Tenant shall have no obligation to accept possession of the Premises or commence payment of rent until the Commencement Date as defined in subparagraph 7.T.

     K. FAILURE TO DELIVER: Landlord hereby acknowledges that its failure to deliver to Tenant Premises that are Substantially Complete on or before September 30, 1991 will cause Tenant to incur costs not contemplated by the Lease, the exact amount of which will be extremely difficult to ascertain. Consequently, if the Commencement Date has not occurred on or before September 30, 1991, then in addition to Tenant's other rights and remedies, the date Tenant is otherwise obligated to commence paying monthly and additional rent shall be delayed two days for each day that the Commencement Date is delayed beyond September 30, 1991.

     L. TENANT'S CONTRIBUTION TO INTERIOR IMPROVEMENT COSTS: Tenant's obligation to pay the cost of constructing the Premises shall be limited to the positive difference, if any, between (i) the lesser of the Tenant Improvement Costs or the Tenant Improvement Cost Estimate approved by Tenant in writing; and
(ii) the Tenant Improvement Allowance. The parties acknowledge that Tenant shall have no obligation to pay any cost of constructing any portion of the Tenant Improvements in excess of such amount. If the Tenant Improvement Cost Estimate is more than the Tenant Improvement Allowance, Tenant shall pay to Landlord the difference (described in the first sentence of this subparagraph) on the later to occur of the following (i) fifteen (15) days after the Commencement Date; or (ii) within fifteen (15) days after receipt of a statement and reasonable documentation of such costs from Landlord. If Tenant pays any such excess Tenant Improvement Costs, as soon as possible after commencement of the Lease, Landlord and Tenant shall designate as Tenant's property, Tenant Improvements having a cost approximately equal to the excess paid by Tenant. Property designated as Tenant's property under the terms of this paragraph may be removed from the Premises at any time by Tenant and Tenant shall be entitled to all investment tax credit, depreciation, and other tax attributes relating to such property. In determining which Tenant Improvements will be designated as Tenant's property, the parties shall confer in good faith and shall give preference to those Tenant Improvements which are most readily removable from the Building and which shall have the greatest utility for Tenant outside of the Building but which are not required for the basic operation of the tenant. At the expiration or sooner termination of the Lease Term, all Tenant Improvements not designated as Tenant's property under this paragraph shall be surrendered to Landlord in accordance with the terms of the Lease. If the Tenant Improvement Cost Estimate exceeds the Tenant Improvement Allowance, Tenant shall deposit a letter of credit in a form reasonably acceptable to Landlord to secure the amount by which Tenant is required to contribute to the cost of the Tenant Improvements pursuant to this subparagraph. Landlord shall be entitled to draw against the letter of credit in an amount equal to the amount by which Tenant fails to make its required contribution to the cost of the Tenant Improvements, provided that Landlord certifies to the issuer of the letter of credit under penalty of perjury that (i) the Commencement Date under the Lease has occurred,
(ii) The draw against the letter of credit represents an amount which Tenant has failed to make its required contribute to Landlord for the construction of the Tenant Improvements under the Lease within the time period permitted by the Lease.

          M. RIGHTS IF ALLOWANCE UNUSED: If the amount of the Tenant Improvement Costs (and any amount designated by Tenant for future alterations to the Premises) is less than the Tenant Improvement Allowance, then beginning on the first anniversary of the Commencement Date, the monthly rental under the Lease shall be reduced at the rate of Fifteen Dollars ($15.00) per month for each One Thousand Dollars ($1,000) of the Tenant Improvement Allowance not used.

          N. TENANT'S RIGHT TO ENTER: Tenant and its authorized representatives shall have the right to enter the Building at all reasonable times for the purpose of inspecting the progress of the construction of the Tenant Improvements. Landlord shall give Tenant at least fifteen (15) days prior written notice of its estimated date for Substantial Completion of the Premises, so that Tenant may cause its fixtures and equipment to be ordered. When the construction of the Tenant Improvements has proceeded to the point where Tenant's work of installing its fixtures and equipment in the

Building can be commenced in accordance with good construction practice, Landlord also shall notify Tenant to that effect and shall permit Tenant and its authorized representatives and contractors to have access to the Building for a period of not less than fifteen (15) days for the purpose of installing Tenant's trade fixtures and equipment.

          O. CONSTRUCTION WARRANTY FOR THE BUILDING: Notwithstanding anything to the contrary in the Lease, effective upon delivery of the Premises to Tenant, Landlord does hereby warrant (i) that the Building Shell, Tenant Improvements and Premises fully comply with all applicable covenants, conditions or restrictions and the rules, regulations, codes, statutes, ordinances, and laws of all governmental and quasi-governmental authorities having jurisdiction over the Premises; (ii) that the Tenant Improvements are constructed in accordance with the Final Tenant Improvement Plans and in a good and workmanlike manner; and (iii) that all material and equipment installed at the Premises conform to the Final Tenant Improvement Plans and are new and otherwise of good quality. Notwithstanding anything to the contrary contained in the Lease, Tenant's acceptance of the Premises shall not be deemed a waiver of the foregoing warranty or any other warranty of Landlord under the Lease, and Landlord shall promptly repair all violations of the warranty set forth in this paragraph at its sole cost and expense.

          P. RISK OF LOSS: Risk of loss of the Premises prior to the Commencement Date of the Lease shall be borne by Landlord. At all times prior to the Commencement Date, Landlord at its sole cost and expense shall maintain so-called contingent liability and broad form "builder's risk" insurance with coverage in an amount equal to the replacement cost of the Building Shell plus the Tenant Improvement Cost Estimate. The insurance policy (i) shall be in a form reasonably satisfactory to Tenant, (ii) shall be carried with a company reasonably acceptable to Tenant, (iii) shall provide that such policy shall not be subject to cancellation or change except after at least ten (10) days prior written notice to Tenant, and (iv) shall contain a "cross liability" provision insuring Landlord and Tenant against any loss caused by the negligence of the other party. If the Building is damaged or destroyed prior to the Commencement Date, Tenant shall have the right to terminate the Lease, if the Premises, in the reasonable opinion of the Architect, cannot be Substantially Complete prior to March 15, 1992. If the Lease is so terminated, Tenant shall be entitled to that amount of the builder's risk insurance proceeds equal to the amount, if any, paid by Tenant for construction of the Tenant Improvements prior to the termination date. If the Premises are damaged or destroyed and the Lease is not terminated pursuant to the terms of the Lease, Landlord shall promptly and diligently complete construction of the Building in accordance with this Lease and all insurance proceeds with respect to the loss shall be paid to an independent depository, reasonably acceptable to Landlord and Tenant, for disbursement to the contractors completing the Building as the work progresses in accordance with customary institutional lending practices.

          Q. RIGHTS UPON TERMINATION: If the Lease is terminated pursuant to any provision of this paragraph 7, then in addition to all other amounts due Tenant hereunder, all security deposits, letters of credit, prepaid rent, shall be returned to Tenant promptly upon demand.

          R. ACCOUNTING: Landlord shall submit to Tenant on a monthly basis an accounting of all Tenant Improvement Costs, certified as true and correct by Landlord. Tenant shall have the right to audit the books, records and supporting documents of Landlord during normal business hours, after giving Landlord at least twenty-four (24) hours prior notice to the extent reasonably necessary to determine the accuracy of any accounting. Within thirty (30) days after Substantial Completion, Landlord shall render to Tenant a final and detailed accounting of all Tenant Improvement Costs paid by Landlord and Tenant, certified as true and correct by Landlord. Tenant shall have the same audit rights as set forth above with respect to the monthly accounting. If such audit discloses that an overpayment was made by Tenant, there shall be an adjustment between Landlord and Tenant as soon as reasonably practicable such that each shall only be required to contribute to the payment of costs to the extent provided for in this paragraph 7.

          S. TENANT DELAYS: For purposes of this Lease, the foregoing shall be deemed "Tenant Delays": (i) Tenant's failure to submit plans and information or review and approve information including the Tenant Improvement Cost Estimate by the dates set forth in this paragraph 7; or (ii) as a result of written change orders made by Tenant pursuant to the terms of this paragraph 7 after final approval of the Final Tenant Improvement Plans, to the extent specified in any written change order approved by Tenant in writing. In the event of such Tenant Delays, then the dates on which Tenant is entitled to free rent and to terminate this Lease on account of Landlord's failure to Substantially Complete the Premises shall be postponed one day for each day of the actual delay in Substantial Completion caused by such Tenant Delay. Furthermore, the date Tenant is otherwise obligated to begin paying rent shall occur one day earlier than the Commencement Date for each day that the Commencement Date is actually delayed as a result of a Tenant Delay; provided, however, that for purposes of this paragraph, the Commencement Date shall in no event be deemed to occur any date earlier than September 30, 1991 regardless of any Tenant Delay.

          T. COMMENCEMENT DATE: If Landlord, for any reason whatsoever, cannot Substantially Complete the Premises on the estimated completion date of September 30, 1991, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom if due to circumstances beyond Landlord's control; but in such event the commencement and termination dates of the Lease and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession. The term of the Lease shall not commence (the "Commencement Date") until the later of September 30, 1991 or the date on which the Premises are Substantially Complete as defined herein.

               8.   ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER.

          A. PUNCH LIST: As soon as Landlord reasonably believes that the Premises are Substantially Complete, as defined in paragraph 7.A.8 hereof, Landlord and Tenant shall together walk through and inspect the work and prepare a written "punch list" of incomplete or defective construction. Landlord shall use its best efforts to complete and/or repair any items on the "punch list" within thirty (30) days after the parties have prepared the "punch list" or as soon thereafter as practicable in the exercise of due diligence.

          B. CORRECTION OF DEFECTS: Notwithstanding anything contrary in the Lease, Tenant's acceptance of the Premises or submission of a "punch list" shall not be deemed a waiver of Tenant's right to have defects in the Tenant Improvements and the Premises repaired at Landlord's sole expense. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable. Landlord also hereby assigns to Tenant all warranties with respect to the Premises which would reduce Tenant's maintenance obligations hereunder and shall cooperate with Tenant to enforce all such warranties. Without limiting any other obligation of Landlord hereunder, Landlord shall correct any defect or problem in the roof membrane (except for routine maintenance items as set forth in subparagraph 11.A) for a period of one (1) year after the Commencement Date. Further, without limiting any obligation of Landlord under this Lease, Landlord warrants that it will obtain an express one (1) year warranty from its contractors and suppliers on all other items and will not waive the protection of any statute or case law providing for a longer period to assert a claim for defects in the Premises or any item therein.

          C. SURRENDER: Tenant agrees on the last day of the Lease Term, or promptly following any sooner termination, to surrender the Premises to Landlord in the condition received by Tenant, reasonable wear and tear, acts of God, casualties, condemnation, Hazardous Materials as defined in paragraph 18 hereof (other than those stored, used, or disposed of by Tenant in or about the Premises in violation of "Law" as defined in subparagraph 11.B.1), and Alterations as defined in subparagraph 10.A made by Tenant which Landlord has indicated that Tenant shall not be required to remove, excepted. Tenant shall ascertain from Landlord within thirty (30) days before the end of the Lease Term whether Landlord will require Tenant to remove any Alterations made by Tenant at the Premises; provided that Landlord shall not require Tenant to remove any Alteration which Landlord has previously indicated may remain at the Premises. If Landlord shall so require, then Tenant shall remove such Alterations as Landlord may designate and shall repair any damage to the Premises occasioned by the removal before the expiration of the Lease Term or promptly following any sooner termination at Tenant's sole cost and expense. On or before the end of the Lease Term or promptly following any sooner termination, Tenant shall remove all of its personal property and trade fixtures from the Premises, and all property not so removed shall be deemed to be abandoned by Tenant.

     9. USES PROHIBITED. Tenant shall not commit, or suffer to be committed, any waste or nuisance upon the Premises, or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will vibrate or shake the Premises or the Building so as to damage the Premises other than ordinary wear and tear or otherwise in violation of applicable Law, or place any harmful liquids, waste materials, or Hazardous Materials in the drainage system of, or upon or in the soils surrounding, the Building in violation of applicable Law. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building except for trash compactors, chemical storage cabinets, a screened, equipment enclosure and accumulated pallets consolidated for disposal.

     10.  ALTERATIONS AND ADDITIONS.

          A. CONSTRUCTION OF ALTERATIONS: Tenant may construct non-structural alterations, additions and improvements ("Alterations") in the Premises without Landlord's prior approval, if the cost of the item in question does not exceed Twenty-Five Thousand Dollars ($25,000). If Tenant desires to make Alterations costing more than Twenty-Five Thousand Dollars ($25,000) or structural Alterations, Landlord's consent shall not be unreasonably withheld, and, if Landlord does not notify Tenant in writing of its reasonable disapproval of such Alteration within fourteen (14) days following Tenant's written request for approval and delivery to Landlord of the proposed plans, then Landlord shall be deemed to have approved the proposed Alteration. Upon the request of Tenant, Landlord shall within the above-stated fourteen (14) day period advise Tenant in writing as to whether Landlord shall require removal of any Alteration in question upon the expiration or earlier termination of the Lease Term. After having obtained Landlord's consent, Tenant agrees that it will not proceed to make such Alterations until three (3) days from the receipt (or deemed receipt) of Landlord's consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

          B. OWNERSHIP OF ALTERATIONS: All Alterations, trade fixtures and personal property installed in the Premises at Tenant's expense ("Tenant's Property") shall at all times remain Tenant's property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for Alterations which cannot be removed without structural injury to the Premises, Tenant may remove Tenant's Property from the Premises at any time, provided Tenant repairs any damage caused by such removal. Landlord shall have no lien or other interest whatsoever in any item of Tenant's Property located in the Premises or elsewhere, and Landlord hereby waives all such liens and interests. Within ten (10) days following Tenant's request, Landlord shall execute documents in reasonable form to evidence Landlord's waiver of any right, title, lien or interest in Tenant's Property located in the Premises.

     11.  MAINTENANCE OF PREMISES.

          A. TENANT MAINTENANCE: Subject to Landlord's obligations as set forth in this Lease and to the amortization of capital items as set forth in subparagraph 11.B, Tenant shall, at its sole cost, keep and maintain, repair and replace, the Premises and appurtenances and every part hereof, including but not limited to, the interior non-load bearing walls, the roof membrane, the sidewalks, the parking areas, the plumbing, electrical and HVAC systems, and the Tenant Improvements in good and sanitary order, condition, and repair. Notwithstanding the foregoing, Landlord shall repair and maintain in good condition, at Landlord's sole cost, the structural portions of the Premises at all times during the Lease Term, including the foundation, exterior walls, load-bearing walls, and the roof structure. Tenant shall provide Landlord with a copy of a service contract between Tenant and a licensed air-conditioning and heating contractor which contract shall provide for maintenance of all air conditioning and heating equipment at the Premises at such intervals as may be reasonably required by the manufacturer of such equipment. Subject to the obligations of Landlord hereunder and the amortization of capital items as set forth in subparagraph 11.B, Tenant shall pay the cost of all air-conditioning and heating equipment repairs or replacements which are either excluded from such service contract or any existing equipment warranties. Tenant shall be responsible for the preventive maintenance of the roof membrane, which responsibility shall be deemed properly discharged if (i) Tenant contracts with a licensed roof contractor who is reasonably satisfactory to both Tenant and Landlord, at Tenant's sole cost, to inspect the roof membrane at least every six months with the first inspection due six (6) months after the Commencement Date and (ii) Tenant performs, at Tenant's sole cost, all routine preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Upon Landlord's advance written request, Tenant shall provide to Landlord a copy of such preventive maintenance contract and paid invoices for the recommended work for which Tenant is responsible. Subject to Landlord's obligations hereunder and to the amortization of capital items set forth below, Tenant agrees to water, maintain and replace, when necessary, any shrubbery and landscaping.

          B. EXCLUDED COSTS: Notwithstanding anything to the contrary in this Lease, in no event shall Tenant have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively "Costs") nor shall any portion of the Tenant Improvement Costs (as defined in paragraph 7) consist of the following items, all of which shall be the responsibility of Landlord:

               1. LOSSES CAUSED BY OTHERS: Costs occasioned by the act, omission or violation of covenants, statutes, laws, orders, rules, underwriter's requirements, regulations, private restrictions, building codes or ordinances (collectively, "Laws"), a misrepresentation, or breach of this Lease, by Landlord or its agents, employees, contractors, subcontractors, tenants, or invitees.

               2. CASUALTIES AND CONDEMNATIONS: Costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain, provided that Tenant will pay insurance deductibles but only to the extent approved by Tenant in writing in accordance with subparagraph 12.D of this Lease.

               3. REIMBURSABLE EXPENSES: Costs for which Landlord has a right of reimbursement from others or for which Landlord actually receives reimbursement.

               4.   CONSTRUCTION DEFECTS AND COMPLIANCE WITH LAW:  Costs
(i) relating to a failure of the Premises to conform to all CC&Rs, underwriter's requirements or Laws as of the

Commencement Date; or (ii) relating to construction defects; or (iii) required to conform the Premises to the Final Tenant Improvement Plans.

               5. HAZARDOUS MATERIALS: Except to the extent caused by the disposal, release, emission or storage of the Hazardous Material in question by Tenant, its agents, employees, invitees or contractors in violation of Law, Costs incurred to investigate the presence of any Hazardous Materials, Costs to respond to any claim of Hazardous Material contamination or damage, Costs to remove any Hazardous Material from the Premises, judgments or other Costs incurred in connection with any Hazardous Materials exposure or releases, or any other Cost associated with a Hazardous Material.

               6. CAPITAL IMPROVEMENTS: If Tenant's maintenance or repair obligations as set forth in this Lease would require Tenant to perform or pay for any item which would be properly be capitalized under generally accepted accounting principles and which costs in excess of Ten Thousand Dollars ($10,000), then Landlord shall perform such repair or make such replacement promptly after notification by Tenant and the cost of such item or improvement shall be allocated as follows. Landlord and Tenant shall establish the useful life of the item in question based upon generally accepted accounting principles. Tenant shall pay a proportion of the cost equal to the actual cost of such improvement or item paid by Landlord to the third party contractor performing the maintenance or furnishing the replacement times a fraction, the numerator of which is the number of months remaining in the initial Lease Term, and the denominator of which is the useful life of the improvement in months. Tenant shall make such payment to Landlord within five (5) days after written demand by Landlord. Nothing contained in this paragraph 11.B.6 shall require Landlord to remodel, refurbish or reconfigure the Premises except as may be incidental to Landlord's performance of the maintenance and repair obligations Landlord is required to perform hereunder.

               7. PARKING LOT: Costs relating to the repaving or resurfacing of the parking area if such repaving or resurfacing is required more frequently than once every five (5) years.

     12.  INSURANCE.

          A. TENANT'S USE: Tenant shall not use, or permit the Premises, or any part thereof, to be used for any unlawful purpose and no use shall be made or permitted to be made of the Premises, nor acts done, which will cause an increase in premiums for the insurance to be maintained by Landlord (unless Tenant agrees to pay for the cost of such increase) or a cancellation of any insurance policy covering the Building. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to said Premises of any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering the Building, excluding structural improvements or alterations not related to Tenant's specific and particular use.

          B. LANDLORD'S INSURANCE: Landlord agrees to purchase and keep in force fire and extended coverage insurance in so-called "all risk" form covering the Premises and all of the Tenant Improvements paid for by Landlord in the amount of their full replacement value. Tenant agrees to pay to the Landlord as additional rent, on demand, the cost of such insurance as evidenced by insurance billings to Landlord. Payment shall be due to Landlord on the later of:
(i) fifteen (15) days after written invoice to Tenant; or (ii) twenty (20) days prior to the due date of such premiums. Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease. With respect to earthquake insurance, Landlord agrees to purchase earthquake coverage and Tenant agrees to reimburse Landlord for the additional cost of such insurance provided: (i) Tenant requests such coverage and in such case the premium for such earthquake coverage shall be shared equally between Landlord and Tenant and Tenant's share of such cost shall be payable in the manner set forth above for casualty insurance; or (ii) such insurance is required by Landlord's lender and is customarily required by institutional lenders on comparable buildings in Santa Clara County, and in such case the premium for such earthquake coverage shall be shared equally between Landlord and Tenant and Tenant's share of such cost shall be payable in the manner set forth above for casualty insurance. If the Project is located in a flood zone, Landlord shall also maintain flood insurance insuring the Building and Tenant Improvements paid for by Landlord for their full replacement value, and Tenant shall pay for flood insurance premiums in the manner set forth herein.

          C. TENANT'S INSURANCE: Tenant agrees to insure its personal property and Alterations. Tenant shall name Landlord as an additional insured under such commercial general liability policy, and shall deliver a copy of such policy to Landlord within thirty (30) days after the Commencement Date and upon any renewal of such policy. Tenant's commercial general liability policy shall provide for thirty (30) days' prior written notice to Landlord of any cancellation or termination.

          D. INSURANCE DEDUCTIBLES: Tenant shall have the right to specify the deductible of any insurance policy to be carried by Landlord under this Lease and shall reimburse Landlord, in the manner set forth in subparagraph 12.B, for the premiums payable with respect to insurance policies for which Tenant is responsible under subparagraph 12.B containing the deductible so specified by Tenant or on insurance policies for which Tenant fails to specify a deductible amount within thirty (30) days following Landlord's written demand for such deductible specification. In the event of damage to the Premises covered by Landlord's "all risk" casualty policy (and not caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents, contractors, subcontractors, or invitees), Tenant shall pay the amount of any deductible under such policy if this Lease is not terminated in connection with such casualty as provided in paragraph 27 hereof, provided Tenant has approved in writing in advance the amount of such deductible. Tenant shall in no event be required to pay for any flood or earthquake insurance deductibles.

          E. WAIVER: Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage that is caused or results from a risk which is actually insured against, which is required to be insured against under this Lease, or which would normally be covered by a standard form of full replacement value "all risk extended coverage" policy of casualty insurance, regardless of whether such loss or damage is due to the negligence of Landlord or Tenant or of their respective agents, employees, subtenants, contractors, assignees, invitees or any other cause. Each party shall use its best efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be. If such insurance policy cannot be obtained with such waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not pay such additional cost, then the party obtaining such insurance shall immediately notify the other party of that fact.

     13. TAXES. Tenant shall be liable for all taxes levied against Tenant's personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and special assessment installments levied with respect to the Premises. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease. Tenant shall pay such taxes on the later of:
(i) fifteen (15) days after written notice from Landlord (which notice shall contain a copy of the tax bill in question); or (ii) ten (10) days before the tax delinquency date. In any time during the term of this Lease a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a substitute or addition in whole or in part for real estate taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge its share of such tax or excise on rents or other tax before it becomes delinquent. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that the Tenant cannot pay and discharge its prorata share of such tax on behalf of the Landlord, then at the sole election of the Landlord, the Landlord may increase the rental charged hereunder by the exact amount of such tax. Notwithstanding the above, if property taxes increase during the lease term as a result of a reassessment due to voluntary change of ownership, Tenant shall be responsible for payment of the resulting property tax increase as follows: during the first twelve months following change of ownership, Tenant shall be responsible for payment of one third (1/3) of the tax increase; during the second twelve months, Tenant shall be responsible for payment of two thirds (2/3) of the tax increase. If the reassessment occurs as of a date other than the commencement of the tax year, Tenant's liability for payment of the property tax increase described herein shall be pro rated on the basis of a 365 day year for the purpose of calculating the amounts payable by Tenant during the two years following the reassessment. After the end of the second twelve month period, Tenant shall be fully responsible for payment of the property tax increase. Notwithstanding anything to the contrary herein, Tenant shall not be required to pay any portion of any tax or assessment: (i) levied on Landlord's rental income, unless such tax or assessment is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment were paid in installments over the longest possible term; (iii) imposed on land and improvements other than the Premises; or (iv) attributable to Landlord's net income, inheritance, gift, transfer, franchise or estate taxes. Tenant may in good faith contest any real property taxes provided that Tenant indemnifies Landlord from any loss or liability in connection therewith.

     14. UTILITIES. Tenant shall pay directly to the providing utility all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or failure to furnish any of utilities to the Premises and Tenant shall not be entitled to abatement or reduction of any portion of the rent so long as any failure to provide and furnish the utilities to the Premises due to any cause beyond the Landlord's reasonable control. Notwithstanding the foregoing, if utilities are not available to the Premises for a period of fifteen (15) days or more and such failure does not result from Tenant's failure to make the payments required herein, Tenant shall be entitled to an abatement of rent to the extent of the interference with Tenant's use of the Premises occasioned thereby. If such interference is not corrected within one hundred eighty (180) days following the interference or interruption, then Tenant shall be entitled to terminate this Lease.

     15. ABANDONMENT. Tenant shall not abandon the Premises at any time during the Lease Term; and if Tenant shall abandon or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord.

     16. FREE FROM LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant; provided, however, that if Tenant, in good faith, elects to contest such lien, Tenant shall furnish a bond or other security reasonably acceptable to Landlord and Tenant shall not then be deemed in default under this Lease.

     17. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall, at its sole cost and expense, comply with the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to Tenant's specific and particular use of the Premises, and shall faithfully observe in the use of the Premises all municipal ordinances and state and federal statutes now in force or which may hereafter be in force. The judgement of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in Tenant's use of the Premises, shall be conclusive of that fact as between Landlord and Tenant. At the Commencement Date, the Premises shall conform to all requirements of covenants, conditions, restrictions and encumbrances ("CC&Rs"), all underwriters' requirements, and all Laws applicable thereto. Tenant shall not be required to construct or pay the cost of complying with any CC&Rs, underwriters' requirements or Laws requiring construction of improvements in the Premises which are properly capitalized under generally accepted accounting principles, unless such compliance is necessitated solely because of Tenant's particular and specific use of the Premises or Alterations to the Premises other than the Tenant Improvements. Any structural requirements or Costs necessitated by CC&R's, underwriters' requirements or Laws which are imposed on buildings or real estate generally (as opposed to the Premises because of Tenant's specific and particular use or Alteration to the Premises other than the Tenant Improvements) shall be performed or paid by Landlord without reimbursement by Tenant.

     18.  TOXIC WASTE AND ENVIRONMENTAL DAMAGE.

          A. TENANT'S RESPONSIBILITY: Tenant shall not bring, allow, or use upon the Premises, or generate or create at or emit or dispose from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or extraction procedure toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time (which are referred to in this Lease as "Hazardous Materials") in violation of Law. Tenant shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, generating, creating, emitting or disposing of any such Hazardous Materials by Tenant. Tenant's indemnification and hold harmless obligations as hereinbefore specified include, without limitation,
(i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other federal, state, county or municipal law, ordinance or regulation,
(ii) claims, liabilities, costs or expenses pertaining to the cleanup or containment of wastes, the identification of the pollutants in the waste, the identification of scope of any environmental contamination, the removal of pollutants from soils, riverbeds or aquifers, the provision of an alternative public drinking water source, or the long term monitoring of ground water and surface waters, all to the extent required by applicable law, and (iii) all costs of defending such claims. Tenant further agrees to properly close the facility with regard to Hazardous Materials and obtain a Closure Certificate from the local administering agency for any Hazardous Material used, generated, emitted or disposed of by Tenant in or about the Premises if so required by Law upon the expiration or earlier termination of the Lease.

          B. NO RESPONSIBILITY: Notwithstanding the foregoing or anything in this Lease, Tenant shall have no responsibility to Landlord, Landlord's employees, contractors, officers, agents or partners or to any third party for any Hazardous Material which was not released, stored, disposed of, emitted, or discharged by Tenant, its agents, invitees, employees and contractors in or about the Premises and which is or comes to be, present on or about the Premises, or the soil or groundwater thereof, at any time. Landlord, at its sole expense, shall promptly comply with all Laws, orders, injunctions, judgments, mandates and directives of any applicable governmental authority concerning the investigation, removal, monitoring or remediation of any Hazardous Materials present on the Premises or the groundwater thereof, except to the extent that the Hazardous Material in question was released, stored, disposed of, emitted or discharged by Tenant or its employees, invitees, agents, or contractors in or about the Premises. Landlord hereby waives all claims, liabilities, costs, expenses or obligations, known or unknown, against Tenant with respect to Hazardous Materials present on the Premises as of the Commencement Date or which come to be present on the Premises after the Commencement Date, except to the extent that the Hazardous Materials in question were released, emitted, or discharged onto the Premises or Project by Tenant or its employees, agents, contractors, subcontractors or invitees. In this regard, Landlord acknowledges that it is aware of and hereby waives the provisions of California Civil Code
Section 1542 (or any similar or successor Law) which provides as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor, at the time of executing the release, which if known by him must have materially affected the settlement with the debtor."

          C. LANDLORD'S REPRESENTATION AND INDEMNITY: Landlord hereby represents and warrants to Tenant, that except as outlined in the Levine Fricke report dated April 20, 1987, that to the best of Landlord's knowledge: (i) the Premises and all operations conducted thereon prior to the Commencement Date are in compliance with all Laws regarding Hazardous Materials ("Hazardous Material Laws"), (ii) any handling, transportation, storage, treatment, disposal, release or use of Hazardous Materials that has occurred on or about the Premises prior to the Commencement Date has been in compliance with all Hazardous Materials Laws, and (iii) no litigation has been brought or threatened, nor any settlements reached with any governmental or private party, concerning the actual or alleged presence of Hazardous Materials on or about the Premises, nor has Landlord received any notice of any violation, or any alleged violation of any Hazardous Materials Laws, pending claims or pending investigations with respect to the presence of Hazardous Materials on or about the Premises. Except to the extent that the Hazardous Material in question was released, emitted, used, stored, manufactured, transported or discharged by Tenant, or its agents, employees and contractors, Landlord shall indemnify, protect, defend and hold harmless Tenant and its employees, officers, directors, successors and assigns arising from or in connection with any claim, remediation obligation, investigation obligation, liability, cause of action, penalty, attorneys' fee, cost, expense or damage owing or alleged to be owing by Tenant to any third party which relates to the removal investigation, monitoring or remediation of any Hazardous Material present on or about the Premises or the soil, groundwater or surface water thereof, in any of the foregoing cases without regard to whether the Hazardous Materials were present on the Premises as of the Commencement Date or whether the presence of the Hazardous Materials was caused by Landlord. The foregoing indemnity shall not extend to any claim to the extent such claim is based upon an interference with Tenant's business activities resulting from the presence of such Hazardous Materials.

          D. NOTIFICATION: Landlord and Tenant shall notify the other of the existence of any reports, recommendations or studies prepared in connection with any investigation for the presence of Hazardous Materials on or about the Premises and shall give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning any Hazardous Materials which relates to the Premises; and (ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Materials Laws.

          E. ENVIRONMENTAL STUDIES: Tenant shall have the right, at Tenant's expense, to conduct a baseline environmental study at the Project, including the right to bore holes and take soils samples, if Tenant so elects, provided Tenant obtains Landlord's advance written consent, which consent shall not be unreasonably withheld.

     19. INDEMNITY. As a material part of the consideration to be rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time, and Tenant will hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises by Tenant, or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant, Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims except to the extent of the negligence or willful misconduct of Landlord or its agents, employees, tenants, or contractors, subcontractors, or a breach of this Lease by Landlord. Notwithstanding anything to the contrary in this Lease, Tenant shall neither release Landlord from, nor indemnify or defend Landlord with respect to: (i) the negligence or willful misconduct of Landlord, or its agents, tenants, employees, contractors, subcontractors or invitees; (ii) a breach of Landlord's obligations or representations under this Lease, or
(iii) any Hazardous Material which was not released, emitted, or discharged by Tenant, its agents, employees and contractors and which is or comes to be, present on or about the Premises, or the soil or groundwater thereof, at any time. Landlord shall indemnify, defend and hold harmless Tenant from all damages, costs, liabilities, judgments, actions, attorneys' fees, consultants' fees, investigative cost, remediation expense, and all other costs and expenses arising from (i) the negligence or willful misconduct of Landlord or its employees, agents, contractors or invitees; or (ii) the breach of Landlord's obligations or representations under this Lease.

     20. ADVERTISEMENTS AND SIGNS. Tenant will not place or permit to be placed, in, upon or about the said Premises any signs not approved by the city or other governing authority. Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Tenant will remove the same before the expiration or promptly following any earlier termination of the Lease Term, and repair any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense. Landlord shall cooperate with and assist Tenant in acquiring permits for the signage desired by Tenant; provided, however, that Landlord shall not be required to incur additional out-of-pocket costs in connection therewith.

     21. ATTORNEYS' FEES. In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorneys fee as part of its costs which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgement.

     22. TENANT'S DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (a) Any failure by Tenant to pay the rental or to make any other payment required to be made by Tenant hereunder, where such failure continues for five (5) days after receipt by Tenant of written notice of Landlord's failure to receive the payment in question; (b) The abandonment of the Premises by Tenant; (c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;
(d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days after the filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161, provided that such notices are given in the manner required by such statute.

          A. REMEDIES. In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant: (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rent due hereunder. As used in (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          B. RIGHT TO RE-ENTER. In the event of any such default by Tenant, that results in the termination of the Lease, Landlord shall also have the right to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

          C. ABANDONMENT. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in paragraph 22.B above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in paragraph 22.A above, then the provisions of California Civil Code Section 1951.4, as amended from time to time, shall apply and Landlord may from time to time, recover all rental as it becomes due.

          D. NO TERMINATION. No re-entry or taking possession of the Premises by Landlord pursuant to 22.B or 22.C of this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

     23. SURRENDER OF LEASE. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct relationship between Landlord and any subtenants.

     24. LANDLORD'S DEFAULT. In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give thirty (30) days or such longer time as may be reasonably required by Landlord to cure said failure in the exercise of reasonable diligence provided Landlord commences the cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion prior to terminating this Lease on account of such default. If Landlord so fails to perform its obligations under this Lease, then, in addition to its other rights and remedies, Tenant shall have the right to cure Landlord's default and to recover from Landlord the cost of the cure together with interest thereon at the prime rate charged by Union Bank, main San Francisco branch, plus two percent (2%) per annum from the date of the expenditure until the date of the repayment.

     25. NOTICES. All notices required or permitted to be given under this Lease shall be personally delivered or delivered by reputable commercial overnight courier to the parties at the following addresses, or such other addresses as the parties shall designate by three (3) days' prior written notice to the other party:

               If to Tenant before the Commencement Date:

                    Aehr Test Systems, Inc.
                    150 Constitution Drive
                    Menlo Park, California 94025
                    Attn: President

               If to Tenant after the Commencement Date:

                    Aehr Test Systems, Inc.
                    1667 Plymouth Street
                    Mountain View, California  94043
                    Attn: President

               If to Landlord:

                    The John A. & Susan Sobrato 1979 Revocable Trust c/o Sobrato Development Company
                    10600 N. De Anza Boulevard, Suite 200
                    Cupertino, California 95014
                    Attn:  John Sobrato, Jr.

Notices given by personal delivery shall be deemed effective upon signed acknowledgment of receipt or, if delivered by courier, one (1) day after deposit with the courier.

     26. ENTRY BY LANDLORD. Upon forty-eight (48) hours advance written notice to Tenant (except in the event of an emergency where no such prior notice shall be required) and provided that Landlord does not unreasonably interfere with Tenant's use of the Premises, Tenant shall permit Landlord and his agents to enter upon the Premises at all reasonable times subject to any safety and/or security regulations of Tenant for the purpose of inspecting the same, maintaining the Premises, or making repairs or alterations as may be required to fulfill Landlord's obligations hereunder without any rebate of rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and Tenant shall permit Landlord and his agents, at any time within ninety (90) days prior to the expiration of this Lease, to place upon said Premises any "For Sale" or "For Lease" signs and exhibit the Premises to prospective tenants at reasonable hours upon reasonable prior notice.


     27.  DESTRUCTION OF PREMISES.

          A. OBLIGATION TO RESTORE: In the event of damage or destruction to the Building or Premises or any portion thereof by any casualty during the Lease Term, Landlord shall forthwith repair the same to the condition the Building or Premises were in immediately before the destruction, provided such casualty is of a type required to be insured against by Landlord under the terms of this

Lease or actually insured against by Landlord (herein collectively referred to as an "Insured Casualty"). In the event of damage or destruction of the Premises by a casualty of a type which is not required to be insured against by Landlord under this Lease, and which is not actually insured against by Landlord (herein referred to as an "Uninsured Casualty"), Landlord shall restore the Premises to the same condition as they were in immediately before such destruction and this Lease shall not terminate; provided, that if in the case of such Uninsured Casualty the cost of restoration exceeds five percent (5%) of the then replacement cost of the Building, Landlord may elect to terminate this Lease by giving written notice to Tenant within fifteen (15) days after determining the replacement cost and furnishing reasonable evidence thereof to Tenant. If Landlord so elects to terminate this Lease, Tenant, within fifteen
(15) days after receiving Landlord's notice to terminate, can elect to pay to Landlord at the time Tenant notifies Landlord of its election, the difference between five percent (5%) of the replacement cost of the Building and the actual cost of restoration, in which case Landlord shall restore the Premises and this Lease shall not terminate. If Landlord so elects to terminate this Lease and Tenant does not elect to contribute the cost of restoration as provided herein, this Lease shall terminate. In all events Landlord shall not be required to restore Tenant's Alterations or replace Tenant's fixtures or personal property or Tenant Improvements which have become Tenant's property. Tenant shall be entitled to a proportionate reduction of rent during the period of damage and restoration, such proportionate reduction to be based upon the extent to which the damage and making of repairs shall interfere with Tenant's use of the Premises.

          B. TENANT'S RIGHT TO TERMINATE: In the event of damage or destruction to the Premises, Landlord shall furnish to Tenant a good faith written estimate from Landlord's architect or construction consultant of the time period needed to restore the Premises, within thirty (30) days after the date of the damage or destruction in question. If such estimate indicates that the repair or restoration of the Premises cannot be made within one hundred eighty (180) days after the date of the damage or destruction, Tenant may, at its option, terminate this Lease by giving written notice to Landlord of such election within thirty (30) days after receipt of Landlord's estimate. Tenant shall also have the right to terminate this Lease if the actual restoration of the Premises or Other Space, as the case may be, is not effectuated within one hundred eighty (180) days after the date of the casualty. Further, Tenant shall have the right to terminate this Lease if the Building is damaged by any peril within twelve (12) months of the last day of the Lease Term to such an extent that more than thirty percent (30%) of the floor area of the Building is rendered unusable by Tenant for a period of more than sixty (60) days. The provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Tenant to the extent inconsistent with the provisions of this Lease.

     28.  ASSIGNMENT OR SUBLEASE.

          A. PERMITTED TRANSFERS: Tenant may, without Landlord's prior written consent and without any participation by Landlord in assignment or subletting proceeds, sublet the Premises or assign the Lease to the following (herein called "Permitted Transferees"): (i) a subsidiary, affiliate, division or corporation controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, or non-bankruptcy reorganization; or (iii) a purchaser of substantially all of Tenant's assets located in the Premises. For the purpose of this Lease, sale of Tenant's capital stock shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises.

          B. CONSENT BY LANDLORD: In the event Tenant desires to assign this Lease or any interest therein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof except as set forth above with respect to "Permitted Transferees," Tenant shall deliver to Landlord copies of the proposed agreement, the financial statements of the assignee or subtenant, and any additional information as reasonably required by Landlord. Landlord shall then have a period of ten (10) days following receipt of such notice within which to notify Tenant in writing that Landlord elects
(i) to permit Tenant to assign or sublet such space to the named assignee/ subtenant, or (ii) to refuse consent, provided Landlord shall not unreasonably refuse such consent. If Landlord should fail to notify Tenant in writing of such election within said 10-day period, Landlord shall be deemed to have elected to permit the assignment or sublease in question. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Landlord's consent to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

          C.   The proposed uses will not violate Laws;

          D. The proposed assignee or subtenant has sufficient financial worth to undertake the responsibility involved, and Landlord has been furnished with reasonable proof thereof; and

          E. The proposed assignment shall be in a form reasonably satisfactory to Landlord.

          F. ASSIGNMENT OR SUBLETTING CONSIDERATION: Any rent actually received by Tenant under any sublease or assignment in excess of the rent payable hereunder, after deducting the unamortized cost of the Tenant Improvements paid by Tenant and Alterations installed at Tenant's expense, and subletting and assignment costs incurred by Tenant in connection with the assignment or sublease (including, without limitation, attorneys' fees, brokerage commissions, and remodeling costs), any vacancy costs incurred by Tenant, and Tenant's costs in performing under such assignment or sublease, shall be paid by Tenant fifty percent (50%) to Landlord. Tenant's obligation to pay such consideration shall constitute an obligation for additional rent hereunder.

          G. NO RELEASE: Any assignment except to a Permitted Transferee shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any sublease or assignment and the acceptance of rent or additional rent by Landlord from any subtenant or assignee, Tenant shall and will remain fully liable for the payment of the rent and additional rent due, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by any real estate brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

          H. EFFECT OF DEFAULT: In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease and Landlord may collect such rents as Tenant's attorney-in-fact, except that Tenant may collect such rents unless a default occurs as described in paragraph 22 above. The termination of this Lease due to Tenant's default shall not automatically terminate any assignment or sublease then in existence. At the election of Landlord, the assignee or subtenant shall attorn to Landlord and Landlord shall undertake the obligations of the Tenant under the sublease or assignment; provided the Landlord shall not be liable for prepaid rent, security deposits or other defaults of the Tenant to the subtenant or assignee.

     29. CONDEMNATION. If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that Tenant shall be required to pay for the remainder of the Lease Term only such portion of the rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Tenant shall have the option to terminate this Lease as of the date when title to the part taken vests in the condemnor or purchaser if the taking or condemnation of the Premises is such that the remaining space unaffected by the taking or condemnation is not reasonably suitable for Tenant's use or the conduct of Tenant's business. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to Landlord and the Tenant shall have no claim thereto; provided, however, that nothing contained herein shall be deemed to waive or release Tenant's interest in any separate award for (i) loss of or damage to Tenant's trade fixtures, Alterations, or personal property; (ii) interruption of Tenant's business; (iii) Tenant's loss of goodwill; (iv) Tenant's moving cost;
(v) Tenant's interest in any Tenant

Improvements; (vi) or any separate award made to Tenant for whatever purpose. In the event that this Lease is not terminated by reason of the condemnation, Landlord at its expense shall repair any damage to the Premises caused by such condemnation. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130.

     30. EFFECTS OF CONVEYANCE. The term "Landlord" as used in this Lease, means only the owner for the time being of the Premises, so that, in the event of any sale of the Premises Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder accruing after the date of the conveyance. Notwithstanding the foregoing, Landlord shall not be relieved of its obligations under this Lease, unless and until Landlord transfers the cash security deposit or original letter of credit to its successor and the successor assumes in writing the obligations of Landlord accruing on and after the effective date of the transfer.

     31.  SUBORDINATION.

          A. SUBORDINATION TO FUTURE OBLIGATIONS: In the event Landlord notifies Tenant in writing, this Lease shall be subordinate to any ground lease, deed of trust, or other hypothecation for security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Tenant agrees to promptly execute any reasonable documents which may be required to effectuate such subordination. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default. Notwithstanding anything to the contrary in the Lease, subordination of Tenant's leasehold interest to a mortgage, deed of trust, ground lease or instrument of security, and Tenant's attornment to any party is conditioned upon (i) Tenant's concurrent receipt from the lender or ground lessor in question of an express written agreement in form reasonably satisfactory to Tenant providing for recognition of all of the terms and conditions of this Lease and providing for continuation of this Lease upon foreclosure of the deed of trust, mortgage or security interest or termination of the ground lease; and (ii) the written agreement by such successor to perform all of the obligations to be performed by Landlord under the Lease on and after the date of the foreclosure or termination of the ground lease.

          B. EXISTING OBLIGATIONS: Landlord represents and warrants that the Premises are not encumbered by a mortgage, loan, deed of trust or ground lease as of the date of both parties' execution of this Lease, except for a deed of trust in favor of Principal Mutual Life Insurance Company ("Lender"). Landlord shall use its best efforts to furnish to Tenant, within fourteen (14) days of the date of both parties' execution of this Lease, with a written agreement in form satisfactory to Tenant providing for: (i) recognition by Lender of all of the terms and conditions of this Lease and any Other Lease; and
(ii) continuation of this Lease upon foreclosure of Lender's security interest in the Premises.

     32. WAIVER. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord (or the payment thereof by Tenant) shall not be deemed to be a waiver of any preceding breach by Landlord or Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental accepted by Landlord, regardless of the party's knowledge of such preceding breach at the time of acceptance of such preceding breach at the time of acceptance of such rent.

     33. HOLDING OVER. Any holding over after the termination or expiration of the Lease Term shall be construed to be a tenancy from day-to-day and Tenant shall pay rent to Landlord at a rate equal to one thirtieth (1/30th) of the greater of (i) one hundred fifty percent (150%) of the monthly rental installment due in the month preceding the termination or expiration of the Lease Term or (ii) the Fair Market Rental (as defined in paragraph 37). Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the term and any options to extend or renew, which terms are expressly waived during any hold over. Furthermore, no holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.

     34. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto.

     35. ESTOPPEL CERTIFICATES. Each party shall at any time during the Lease Term, upon not less than ten (10) business days prior written notice from the other party, execute and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which any rent and other charges have been paid in advance, and acknowledging that there are not, to the party's knowledge, any uncured defaults on the part of the other party hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or a purchaser of Tenant's assets or leasehold interest. Landlord's or Tenant's failure to deliver such statement within such time shall be conclusive upon the party not providing the statement that: (a) this Lease is in full force and effect, without modification except as may be represented by the requesting party; (b) there are not uncured defaults in the requesting party's performance. Upon the advance written request of Landlord, Tenant shall furnish Landlord with Tenant's most recent available financial statement, subject to the following: (i) Landlord shall only require such statement in connection with Landlord's proposed sale or refinance of the Premises; and (ii) Landlord and any person or entity to whom such financial statements are provided shall agree in writing to hold such statements in the strictest confidence.

     36. OPTION TO EXTEND THE TERM. Landlord hereby grants to Tenant, upon and subject to the terms and conditions set forth in this paragraph, the option (the "Option") to extend the term of this Lease for an additional term (the "Option Term"), which Option Term shall be a period of sixty (60) months. The Option Term shall be exercised, if at all, by written notice to Landlord on or before the date that is six (6) months prior to the expiration date of the initial Lease Term. If Tenant exercises the Option, each of the terms, covenants and conditions of this Lease except this paragraph shall apply during the Option Term be, except that the rent payable by Tenant during the Option Period shall be ninety-five percent (95%) of the fair market monthly rent for the Premises (the "Fair Market Rent") as of the commencement of the Option Period. The parties acknowledge that they have agreed to so set the rent at ninety-five percent (95%) of the then Fair Market Rent in recognition of and in consideration for the fact that Landlord shall not incur brokerage commissions, vacancy costs, and costs for the installation of new tenant improvements (including recarpeting and repainting), along with other savings, if Tenant elects to extend the term of this Lease, and that such discount of the full Fair Market Rent is a reasonable estimate of the savings to be so realized by Landlord.

     37. APPRAISAL. If the parties are unable to agree upon the Fair Market Rent for the Premises for the Option Term at least ninety (90) days prior to the commencement of such Option Term, then the Fair Market Rent shall be determined by appraisal conducted pursuant to this paragraph 38. If it becomes necessary to determine by appraisal the Fair Market Rent for the Premises for the purpose of establishing the monthly rent pursuant to paragraph 37 or for purposes of any other provision of this Lease, then such Fair Market Rent shall be determined by three (3) real estate appraisers, all of whom shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising commercial and industrial real property located in Santa Clara County, California, in accordance with the following procedures:

          A. The party demanding an appraisal (the "Notifying Party") shall notify the other party (the "Non-Notifying Party") thereof by delivering a written demand for appraisal, which demand, to be effective, must give the name, address and qualifications of an appraiser selected by the Notifying Party. Within ten (10) days of receipt of said demand, the Non-Notifying Party shall select its appraiser and notify the Notifying Party, in writing, of the name, address and qualifications of an appraiser selected by it. Failure by the Non-Notifying Party to select a qualified appraiser within said ten (10) day period shall be deemed a waiver of its right to select a second appraiser on its own behalf and the Notifying Party shall select a second appraiser on behalf of the Non-Notifying Party within five (5) days after the expiration of said ten (10) day period. Within ten (10) days from the date the second appraiser shall have been appointed, the two (2) appraisers so selected shall appoint a third appraiser. In the event the two appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then Presiding Judge of the Superior Court of the State of California for the County of Santa Clara or the head of the most local chapter of the American Institute of Real Estate Appraisers.

          B. The three (3) appraisers so selected shall meet in Santa Clara County, California, not later than twenty (20) days following the selection of the third appraiser. At said meeting the appraisers so selected shall attempt to determine the Fair Market Rent for the Premises for the Option Term in question.

          C. If the appraisers so selected are unable to complete their determinations in one meeting, they may continue to consult at such times as they deem necessary for a fifteen (15) day period from the date of the first meeting, in an attempt to have at least two (2) of them agree. If at

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

the initial meeting or at any time during said fifteen (15) day period two (2) or more of the appraisers so selected agree on the Fair Market Rent for the Premises, such agreement shall be determinative and binding on the parties hereto, and the agreeing appraisers shall forthwith notify both Landlord and Tenant of the amount set by such agreement.

          D. In the event two (2) or more appraisers do not so agree within said fifteen (15) day period, then each appraiser shall, within five (5) days after the expiration of said fifteen (15) day period, submit his or her independent appraisal in simple letter form to Landlord and Tenant stating his or her determination of the fair market rent for the Premises for the Option Term. The parties shall then determine the Fair Market Rent for the Premises by determining the average of the Fair Market Rent set by each of the appraisers; provided, however, that (i) if the lowest appraisal is less than eighty-five percent (85%) of the middle appraisal, then such lowest appraisal shall be disregarded; and/or (ii) if the highest appraisal is greater than one hundred fifteen percent (115%) of the middle appraisal, then such highest appraisal shall be disregarded. If any appraisal is so disregarded, then the average shall be determined by computing the average set by the other appraisals that have not been disregarded.

          E. Each party shall bear the fees and expenses of the appraiser selected by or for it, and the fees and expenses of the third appraiser (or the joint appraiser if one joint appraiser is used) shall be borne fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.

          F. Any determination of Fair Market Rent of the Premises made pursuant to any provision of this Lease, whether by agreement of the parties or by appraisal pursuant to this paragraph, shall be based upon the following:
(i) that the Premises would be leased for sixty (60) months on the same terms as contained in this Lease, particularly with regard to Tenant's obligation to pay additional rent and its obligation to repair and maintain; (ii) the condition, size, age and location of the Premises; and (iii) the Fair Market Rent for the Premises shall not include any part of the rental value added to the Premises as a consequence of construction of Alterations or improvements made by Tenant or at Tenant's expense.

          G. Tenant shall have the right to rescind its exercise of the Option if it does not approve in writing the fair market rent determined by appraisal, but in such case, Tenant shall pay the costs of the appraisals. In the event Tenant rescinds its exercise of the Option, the Lease shall be automatically extended for a period of one hundred twenty (120) days from the date of Tenant's written rescission at the rent then payable under this Lease until the expiration of the Lease Term, and thereafter at the rate established by appraisal until the end of the one hundred twenty (120) day period.

     38. QUIET ENJOYMENT. Tenant shall quietly have and hold the Premises for the term and any extensions thereof without interference by Landlord or any party claiming by or through Landlord.

     39. BROKERS. Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than Gordon Smith of Coldwell Banker ("Broker"), Tenant and Landlord each agree to indemnify and hold the other harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through the acts or conduct of the indemnifying party. Landlord shall pay any commission or fee owing to Broker without contribution by Tenant.

     40.  AUTHORITY OF PARTIES.

          A. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

          B. LANDLORD'S AUTHORITY: The individual(s) executing this Lease on Landlord's behalf represent and warrant that they have the requisite authority to sign this Lease and that this Lease is binding on Landlord. Landlord represents that it owns the Premises and is duly empowered to sign this Lease, and that the consent of no other party is required to make this Lease binding on Landlord.

     41.  MISCELLANEOUS PROVISIONS.

          A. RIGHTS AND REMEDIES: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

          B. SEVERABILITY: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

          C. CHOICE OF LAW: This Lease shall be governed by and construed in accordance with California law.

          D. INTEREST: All sums due hereunder, including rent and additional rent, if not paid within five (5) days after Tenant's receipt of written notice from Landlord indicating that Landlord has failed to receive the payment in question, shall bear interest at the prime rate charged by Union Bank, main San Francisco branch, plus two percent (2%) per annum from time to time or, if lower, at the maximum rate permitted under California law accruing from the date due until the date paid.

          E.   TIME:  Time is of the essence hereunder.

          F. HEADINGS: The headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

          G. ENTIRE AGREEMENT: This instrument contains all of the agreements made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

          H. PERFORMANCE BY LANDLORD: If Tenant defaults in its performance of any obligation required under this Lease after expiration of the applicable cure period, Landlord may, in its sole discretion, without further notice perform such obligation, in which event Tenant shall pay Landlord as additional rent all reasonable sums paid by Landlord in connection with such substitute performance within ten (10) days following Landlord's written notice for such payment.

          I. REPRESENTATIONS: Tenant acknowledges that except as set forth herein neither Landlord or its affiliates or agents have made any agreements, representations, warranties or promises with respect to the Premises or the Building.

          J. RENT: All monetary sums due from Tenant to Landlord under this Lease shall be deemed to be rent.

          K. INTERFERENCE: If the Premises should become unsuitable for Tenant's use as a consequence of the presence of any Hazardous Material which does not result from Tenant's use, storage or disposal of such material in violation of applicable Law ("Interfering Event"), which, in the case of the foregoing Interfering Events persists for thirty (30) continuous business days, then Tenant shall be entitled to an abatement of rent to the extent of the interference with Tenant's use of the Premises occasioned thereby from the date of the Interfering Event, and, if such interference cannot be corrected or the damage resulting therefrom repaired so that the Premises or any Other Space leased by Tenant from Landlord will be reasonably suitable for Tenant's intended use within one hundred eighty (180) days following the occurrence of the Interfering Event, then Tenant shall be entitled to terminate this Lease by delivery of written notice to Landlord at any time after occurrence of the Interfering Event.

          L. APPROVALS: Whenever the Lease requires an approval, consent, designation, determination or judgment by either Landlord or Tenant, such approval, consent, designation, determination or judgment (including, without limiting the generality of the foregoing, those required in connection with assignment and subletting) shall not be unreasonably withheld or delayed and in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

          M. REASONABLE EXPENDITURES: Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be

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

reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

          N.   EXHIBITS:  All exhibits are incorporated herein by reference.

          O. LIGHT AND VIEW: Landlord shall not construct any structure or improvement or do any other act that will impede Tenant's light, air or view.

          P. MEMORANDUM OF LEASE: At Tenant's option, a memorandum of this Lease shall be recorded in a form acceptable to Tenant in the Official Records of Santa Clara County, California. Landlord agrees to duly execute and acknowledge such Memorandum.

     IN WITNESS WHEREOF, Landlord and Tenant have executed these presents, the day and year first above written.


LANDLORD:  The JOHN A. & SUSAN R.       TENANT: AEHR TEST SYSTEMS, INC.
SOBRATO 1979 REVOCABLE TRUST            a California Corporation



BY:   /s/ John A. Sobrato               BY:   /s/ Rhea J. Posedel
      ---------------------------             --------------------------------

ITS:   Trustee                          ITS:   President
      ---------------------------             --------------------------------

                                   EXHIBIT "A"
                                    Site Plan

                                   EXHIBIT "B"
                               Site Modifications

     The parties agree that the following modifications shall be made to the Premises, at the sole cost and expense of Landlord (and not as a part of the Tenant Improvement Allowance):

     1. Landlord shall extend the telephone conduit termination to the interior of the Building.

     2. Landlord shall install fire sprinklers in the Building as required by law.

     3.   Landlord shall provide a water line to the Building.

     4.   Landlord shall provide a main electrical conduit to the Building.